SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             FEBRUARY 18, 2000
              Date of Report (Date of Earliest Event Reported)


                            GLEASON CORPORATION
           (Exact name of Registrant as specified in its charter)


      DELAWARE                         1-8782               16-1224655
 (State or Other Jurisdiction    Commission File Number)   (IRS Employer
 Incorporation or Organization)                            Identification No.)


 1000 UNIVERSITY AVENUE, P.O. BOX 22970, ROCHESTER, NEW YORK      14692
      (Address of Principal Executive Office)                    (Zip Code)


                               (716) 473-1000
            (Registrant's telephone number, including area code)


                               NOT APPLICABLE
       (Former Name or Former Address, if Changed Since Last Report)



 ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.

           On February 18, 2000, Torque Merger Sub, Inc. ("Merger Subsidiary"), a Delaware corporation and a wholly owned subsidiary of Torque Acquisition Co., L.L.C. ("Acquisition Company"), a Delaware limited liability company and a wholly owned subsidiary of Vestar Capital Partners IV, L.P., and Gleason Corporation, a Delaware corporation (the "Company", and together with Acquisition Company, the "Purchasers"), accepted for purchase and payment pursuant to the Purchasers' Offer to Purchase, dated as of December 15, 1999, and the supplement thereto, dated as of February 4, 2000 (together, the "Offer"), and an Assignment and Assumption Agreement, dated as of February 17, 2000 (the "Assignment"), all shares of common stock, par value $1.00 per share, together with the associated preferred share purchase rights (the "Shares"), of the Company which were validly tendered and not withdrawn as of the expiration of the Offer at 12:00 midnight, New York City Time, on February 17, 2000, at a purchase price of $23.00 per Share. Pursuant to the terms of the Offer and the Assignment, Merger Subsidiary has accepted for payment 4,862,749 Shares, and the Company has accepted for payment all Shares validly tendered in excess of such 4,862,749 Shares.

      Based on information provided by ChaseMellon Shareholder Services, L.L.C., the depositary for the Offer, 5,771,399 Shares (including 37,232 Shares tendered pursuant to notices of guaranteed delivery), or approximately 71.5% of the public Shares available to be tendered, were validly tendered pursuant to the Offer and not withdrawn.

           Pursuant to the terms of an Agreement and Plan of Merger, dated as of December 8, 1999, as amended (the "Merger Agreement"), by and among the Company, Acquisition Company and Merger Subsidiary, the Offer will be followed by a merger between the Company and Merger Subsidiary (the "Merger"). Pursuant to the Merger, the public stockholders of the Company who did not tender their Shares in the Offer and who do not seek appraisal of their Shares pursuant to the applicable provisions of Delaware law will have their Shares converted into the right to receive the same $23.00 per Share.

           A copy of the press release issued in connection with the acceptance by the Company and Merger Subsidiary of Shares pursuant to the Offer is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

           In connection with the Offer and the Merger, the Company and certain of its subsidiaries have entered into a senior secured credit facility (the "Senior Credit Facility") in the amount of $250 million with a syndicate of banks and other lenders arranged and managed by Bankers Trust Company ("BTCo"), as administrative agent, sole lead arranger and book manager. The Senior Credit Facility is comprised of (i) $180 million of term loans to be divided into two primary tranches ("Tranche A Term Loans" and "Tranche B Term Loans," respectively, and, collectively, the "Term Loans"), and (ii) $70 million of revolving credit facilities (collectively, the "Revolving Credit Facility"). The Tranche A Term Loans are divided into three subtranches and the Tranche B Term Loans are divided into two subtranches, so that certain borrowings may be incurred by the Borrowers (as defined herein) using foreign currencies and/or foreign banks. The borrowers (the "Borrowers") under the Senior Credit Facility are the following subsidiaries of the Company: The Gleason Works, Gleason Germany (Holdings ) GmbH, Gleason International Marketing Corporation and Gleason Works (Holdings) Limited.

           The Term Loans have a maturity of six years in the case of Tranche A Term Loans and eight years in the case of Tranche B Term Loans. The Revolving Credit Facility has a term of six years and may be used for working capital and other general corporate purposes of the Company and its subsidiaries. Of the $70 million total amount of credit extensions permitted to be outstanding at any time under the Revolving Credit Facility, up to $40 million may be in the form of loans ("Revolving Credit Loans") and up to $35 million may be in the form of letters of credit and/or bank guarantees. The Revolving Credit Facility also contains a subfacility for swingline loans provided by BTCo. The full amount of the Revolving Credit Facility is available in U.S. Dollars, Euros, Deutsche Marks and/or Sterling Pounds. Prior to the later of June 30, 2000 and the consummation of the Merger, loans outstanding under the Revolving Credit Facility are limited to $25,000,000 in the aggregate.

           In general, loans under the Senior Credit Facility bear interest at a fluctuating rate per annum equal to the sum of (i) the applicable LIBOR rate (the applicable EURIBOR rate in the case of loans denominated in foreign currencies) or, at the Company's election in the case of U.S. Dollar denominated loans, BTCo's base rate, plus (ii) a margin (A) in the case of Tranche A Term Loans and Revolving Credit Loans, ranging from 2.00% to 3.25% (1% to 2.25% in the case of base rate loans), depending on the ratio (the "Leverage Ratio") from time to time of the Company's consolidated total indebtedness (defined to exclude letters of credit and bank guaranties, unless drawn upon) to consolidated EBITDA for the trailing four quarters, and (B) in the case of Tranche B Term Loans, equal to 3.50%. The initial margin for Tranche A Term Loans and Revolving Credit Loans is 3.00% (2.00% in the case of any such loans that are base rate loans).

           In addition, the Company and the Borrowers will pay certain fees in connection with the Senior Credit Facility, including, without limitation, (i) agency fees and (ii) commitment fees. The commitment fees accrue on the unutilized total commitments under the Revolving Credit Facility at a per annum rate ranging from 0.50% and 0.375% depending on the Leverage Ratio and is initially 0.50%.

           Merger Subsidiary and Acquisition Company have entered into a senior secured credit facility (the "Merger Sub Credit Facility") in the amount of up to $61.5 million with a syndicate of banks and other lenders arranged and managed by BTCo, as administrative agent, sole lead arranger and book manager. The Merger Sub Credit Facility is comprised solely of term loans (the "Merger Sub Loans").

          The proceeds of the approximately $58.5 million of Merger Sub Loans incurred on the closing date were used to fund the Tender Offer. The proceeds of loans incurred after the closing date shall only be used to pay interest on previously outstanding Merger Sub Loans and commitment fees. The Merger Sub Loans have a maturity date that is the earlier of (i) the date of the consummation of the Merger and (ii) the 180th day following the date of the initial borrowing under the Merger Sub Credit Facility. To the extent repaid, the Merger Sub Loans may not be reborrowed. Merger Sub Loans bear interest at a fluctuating rate per annum equal to the sum of (i) the applicable LIBOR rate or, at Merger Subsidiary's election, BTCo's base rate, plus (ii) a margin of (A) 3.50% in the case of LIBOR loans and (B) 2.50% in the case of base rate loans.

           In addition, Merger Subsidiary will pay commitment fees that accrue on the unutilized total commitments under the Merger Sub Credit Facility at a per annum rate of 0.50%.

           Copies of the Senior Credit Facility and the Merger Sub Credit Facility are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
   .
 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (c)  Exhibits

    No.         Description
    ---         -----------

   99.1 Credit Agreement, dated as of February 17, 2000, among Gleason Corporation, The Gleason Works, Gleason Germany (Holdings) GmbH, Gleason Works (Holdings) Limited, Gleason International Marketing Corporation, Various Banks, Bankers Trust Company, as Administrative Agent, Lead Arranger and Book Manager, and The Bank of Nova Scotia, as Syndication Agent.

   99.2 Credit Agreement, dated as of February 17, 2000, among Torque Acquisition Co., L.L.C., Torque Merger Sub, Inc., Various Banks, Bankers Trust Company, as Administrative Agent, Lead Arranger and Book Manager, and The Bank of Nova Scotia, as Syndication Agent.


   99.3         Text of Press Release of Gleason Corporation, dated February
                18, 2000.


                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: February 23, 2000


                                  GLEASON CORPORATION


                                  By: /s/ Edward J. Pelta
                                      ------------------------------
                                    Name:  Edward J. Pelta
                                    Title: Vice President, General
                                           Counsel and Secretary



                               EXHIBIT INDEX


 EXHIBIT
    NO.         DESCRIPTION
 --------       -----------

 99.1 Credit Agreement, dated as of February 17, 2000, among Gleason Corporation, The Gleason Works, Gleason Germany (Holdings) GmbH, Gleason Works (Holdings) Limited, Gleason International Marketing Corporation, Various Banks, Bankers Trust Company, as Administrative Agent, Lead Arranger and Book Manager, and The Bank of Nova Scotia, as Syndication Agent.

 99.2 Credit Agreement, dated as of February 17, 2000, among Torque Acquisition Co., L.L.C., Torque Merger Sub, Inc., Various Banks, Bankers Trust Company, as Administrative Agent, Lead Arranger and Book Manager, and The Bank of Nova Scotia, as Syndication Agent.

 99.3           Text of Press Release of Gleason Corporation, dated February
                18, 2000.